UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 27, 2009
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
(650) 525-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 28, 2009, Darren P. Innes, General Manager and Vice President, Global Sales resigned as an executive officer of Avistar Communications Corporation (the “Company”).  In connection with his resignation, Mr. Innes and the Company entered into a Compromise Agreement on August 27, 2009.  Pursuant to this agreement, the Company agreed to pay Mr. Innes UK£35,000 as severance, UK£4,615.39 in lieu of two weeks' notice and UK£2,160.58 for accrued but unpaid vacation.  The Company also agreed to reimburse Mr. Innes for any unpaid Company-related expenses incurred prior to August 28, 2009.  The agreement includes a release by Mr. Innes of claims against the Company.  The Compromise Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: September 2, 2009	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer